UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of Knightscope, Inc. (the “Company”) was held on July 20, 2023, as a virtual meeting online via live audio webcast. At the Annual Meeting, there were 123,048,642 votes represented either in person or by proxy, or 57.6% of the votes entitled to be cast at the Annual Meeting, which represented a quorum. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1.  Election of four directors to the Board of Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patricia Howell	80,918,968	31,114,610	11,015,064
William Santana Li	110,914,946	1,118,632	11,015,064
Linda Keene Solomon	80,926,655	31,106,923	11,015,064
Patricia L. Watkins	80,927,280	31,106,298	11,015,064

Proposal 2.  Ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
122,508,347	338,443	175,439	—	26,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: July 25, 2023	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	President and Chief Financial Officer